Exhibit 10.3

5 January 2022

Mr. Neil Klompas

Executive Vice President, Business Operations and Chief Financial Officer

Promotion to Chief Operating Officer

Dear Neil,

On behalf of the Board of Directors of Zymeworks Inc. (“Zymeworks”), I am pleased to confirm your promotion to the position of Chief Operating Officer, effective 5 January 2022 (you will remain as Chief Financial Officer as well), and the following changes to your compensation:

	Current	New
Base Salary (USD):	$437,124	$458,000
Bonus Target:	40%	45%
Title:	Executive Vice President, Business Operations and Chief Financial Officer	Chief Operating Officer and Chief Financial Officer

Your revised compensation is based on a market assessment of Zymeworks’ compensation practices and your contributions to Zymeworks’ goals and ongoing efforts to make Zymeworks a world leader in antibody and protein therapeutics.

All other terms and conditions of your employment agreement remain unchanged.

Neil, I want to personally thank you for all your contributions and commitment to Zymeworks’ success. This promotion is well-earned and well-deserved.

Sincerely,

Kathryn O’Driscoll
Chief People Officer

Zymeworks Inc.  |  540 - 1385 West 8th Avenue, Vancouver, BC, Canada, V6H 3V9  |  zymeworks.com